                                                                     Exhibit 4.3



THE ARTICLES OF ASSOCIATION OF ACE LIMITED CONTAIN RESTRICTIONS GIVING THE COMPANY'S DIRECTORS THE ABSOLUTE DISCRETION TO DECLINE TO REGISTER THE TRANSFER OF ORDINARY SHARES IN CERTAIN CIRCUMSTANCES, INCLUDING IF SUCH TRANSFER WOULD RESULT IN A PERSON OR GROUP OF PERSONS DIRECTLY OR INDIRECTLY BENEFICIALLY OWNING MORE THAN 10% OF THE OUTSTANDING ORDINARY SHARES. IN ADDITION, THE COMPANY'S ARTICLES OF ASSOCIATION PROVIDE THAT THE VOTING RIGHTS WITH RESPECT TO ORDINARY SHARES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED BY ANY PERSON OR GROUP OF PERSONS DIRECTLY OR INDIRECTLY BENEFICIALLY OWNING MORE THAN 10% OF THE OUTSTANDING ORDINARY SHARES WILL BE LIMITED TO A VOTING POWER OF APPROXIMATELY 10%. THE COMPANY WILL FURNISH A COPY OF ITS ARTICLES OF ASSOCIATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

     ACE Limited will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company, and the qualifications, limitations, or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Company at its principal place of business.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between ACE Limited (the "Company") and Mellon Investor Services LLC, effective as of December 31, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM _ as tenants in common                                 UNIF GIFT MIN ACT
_ _____________________ Custodian ____________________

(Cust)                  (Minor)

TEN ENT _ as tenants by the entireties  under Uniform Gifts to Minors

JT TEN _ as joint tenants with right
Act __________________________________________
           survivorship and not as
of                   (State)
                 tenants in common

Additional abbreviations may also be used though not in the above list.

     For Value Received, ___________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including zip code, of assignee)

___________________________________________________________________ Shares

of the Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
____________________________________________________________________________
Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

 Dated __________________________

_______________________________________________

AC


THIS CERTIFICATE IS TRANSFERABLE
IN RIDGEFIELD PARK, NJ
OR NEW YORK, NY


INCORPORATED UNDER THE LAWS
OF THE CAYMAN ISLANDS

CUSIP G0070K 10 3

SEE REVERSE FOR CERTAIN ABBREVIATIONS AND FOR A SUMMARY OF CERTAIN RESTRICTIONS ON SHARE TRANSFERS AND LIMITATIONS ON VOTING RIGHTS


ace limited

THIS IS TO CERTIFY THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, PAR VALUE U.S. $0.041666667, IN THE ABOVE-NAMED COMPANY SUBJECT TO THE MEMORDANDUM AND ARTICLES OF ASSOCIATION THEREOF.

     This certificate is transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
     This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized Directors.
Dated:

GENERAL COUNSEL AND SECRETARY

CHAIRMAN AND CHIEF EXECUTIVE OFFICER





COUNTERSIGNED AND REGISTERED:
            MELLON INVESTOR SERVICES LLC
TRANSFER AGENT
BY
AND REGISTRAR




AUTHORIZED SIGNATURE